Exhibit 10.3
FIFTH AMENDMENT TO OFFICE LEASE AGREEMENT
     THIS FIFTH AMENDMENT TO OFFICE LEASE AGREEMENT (this “Fifth Amendment”) is made and entered into this 18th day of August, 2003 between HYATT PLAZA LIMITED PARTNERSHIP, a Virginia limited partnership (“Landlord”), and XYBERNAUT CORPORATION, a Delaware corporation, formerly known as Computer Products and Services, Inc. (“Tenant”), with reference to the following:
RECITALS
     A. Pursuant to the terms of that certain Office Lease Agreement dated November 1, 1994 (the “Original Lease”), as amended by (i) that certain First Amendment to Office Lease Agreement dated July 1, 1997 (the “First Amendment”); (ii) that certain Second Amendment to Office Lease Agreement dated April 30, 1998 (the “Second Amendment”); (iii) that certain Third Amendment to Office Lease Agreement dated July 28, 1998 (the “Third Amendment”), and (iv) that certain Fourth Amendment to Office Lease Agreement dated December 13, 2001 (the “Fourth Amendment”), (the Original Lease, First Amendment, Second Amendment, Third Amendment and Fourth Amendment are hereinafter collectively referred to as the “Lease”), by and between Landlord and Tenant, Landlord has leased to Tenant certain premises, more particularly described therein. All capitalized terms used in this Fourth Amendment shall, unless defined herein, have the same meaning and definition as used in the Lease.
     B. Landlord and Tenant have agreed to amend certain terms and provisions of the Lease.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.	As of the Effective Date, the Expiration Date of the Lease shall be changed from September 30, 2003 to March 31, 2005. The period commencing on October 1, 2003 and expiring on March 31, 2005 shall be known as the Extension Term.

2.	Tenant shall continue to lease the existing Premises for the Extension Term which is comprised of 16,309 square feet of Rentable Area, consisting of 11,305 square feet on the Fifth Floor, known as Suite 550, 3,350 square feet on the First Floor, known as Suite 160, and 1,654 square feet on the First Floor, known as Suite 155.

3.	Tenant agrees to accept the Premises in its “as is” and “where is” condition for the Extension Term and Landlord shall have no obligation to make any improvements or modifications to the Premises or to the Building.

4.	Base Rent for the Extension Term shall be $396,262.50 per year ($33,021.88 per month), which amount is based on $24.50 per square foot of Rentable Area comprising Suite 550 and Suite 160, and $22.50 per square foot of Rentable Area comprising Suite 155.

5.	The Base Rent set forth in Paragraph 4 above shall remain unchanged for the Extension Term and shall not be subject to adjustment. As a result, Sections 3.02, 4.01 and 4.02 of Exhibit C to the Original Lease shall be null and void for the Extension Term.

6.	Landlord and Tenant acknowledge that Tenant is making monthly payments to Landlord in the amount of $8,984.65 to reimbursed Landlord for certain rent delinquencies owed by Tenant under the Lease (the “Delinquency Payments”). Such monthly Delinquency Payments are scheduled to continue to and including September 2003. Provided that Tenant is not in default at the applicable time, the Delinquency Payment due for September, 2003 is hereby waived.
Except as expressly modified by this Sixth Amendment, the Lease remains unchanged and in full force and effect.
     IN WITNESS HEREOF, Landlord and Tenant have executed this Sixth Amendment as of the day and year first above written.
SIGNATURES APPEAR ON FOLLOWING PAGE

LANDLORD:

HYATT PLAZA LIMITED PARTNERSHIP, a Virginia limited partnership

By:	FAIR LAKES HYATT LIMITED PARTNERSHIP, a Virginia limited partnership, its general partner

	By:	Fair Lakes of Virginia, Inc., a Virginia corporation, its general partner

	By:	/s/ Milton V. Peterson

	Name:	Milton V. Peterson

	Title:	President

TENANT:

XYBERNAUT CORPORATION, formerly known as Computer Products and Services, Inc., a Delaware corporation

By:	/s/ Edward G. Newman

Name:	Edward G. Newman

Title:	CEO & Chairman

3